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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As Independent public accountants, we hereby consent to the incorporation of our report dated February 8, 2000, as of and for the years ended December 31, 1999 and 1998 on the Company's financial statements in this Form S-3 for the offering of SPX Corporation and Subsidiaries Liquid Yield Option Notes into the Company's previously filed registration statements on Form S-8 (File Nos. 33-2404, 333-29843, 333-29851, 333-29857, 333-29855, 333-38443, 333-700245, 333-82645 and
333-82647).

Arthur Andersen LLP

Chicago, Illinois
February 22, 2001